The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.


                        HANG FUNG GOLD TECHNOLOGY LIMITED
                (Incorporated in Bermuda with limited liability)

                           UNAUDITED FINANCIAL RESULTS
                  FOR THE NINE MONTHS ENDED 31ST DECEMBER, 2002

In view of the fact that Hang Fung Gold Technology Limited (the "Company") is an associate of S.W. Lam, Inc. which is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board, the quarterly and annual results of the Company and S.W. Lam, Inc. are accordingly required to be simultaneously disseminated in Hong Kong and the United States.

The Directors of the Company is pleased to announce the unaudited consolidated income statements of the Company, its subsidiaries and associates (collectively the "Group") for the three months and nine months ended 31st December, 2002 together with comparative figures for the corresponding periods in 2001 as follows:


                                                            (Unaudited)                (Unaudited)
                                                         Three months ended         Nine months ended
                                                           31st December,             31st December,
                                             Note       2002         2001         2002          2001
                                            ------     ------       ------       ------        ------

                                                       HK$'000      HK$'000      HK$'000       HK$'000

Turnover                                      (2)      420,246      350,322    1,290,506       968,475
Cost of sales                                         (317,717)    (298,651)  (1,035,923)     (825,641)
                                                    -----------   ----------   ----------   -----------

Gross profit                                           102,529       51,671      254,583       142,834
Selling, distribution and
marketing expenses                                     (40,132)     (10,789)     (97,669)      (22,438)
General and administrative expenses                    (33,495)     (22,768)     (83,442)      (59,195)
                                                    -----------   ----------   ----------   -----------

Profit from operations                                  28,902       18,114       73,472        61,201
Interest income                                            262        1,402        3,218         6,027
Interest expense                                        (5,952)      (7,803)     (17,852)      (25,079)
Share of losses of associates and
  provision against advance to
   an associate                                         (1,865)      (2,869)      (8,726)       (8,500)
                                                    -----------   ----------   ----------   -----------

Profit before taxation                                  21,347        8,844       50,112        33,649
Taxation                                      (3)       (1,360)        (972)      (4,560)       (3,372)
                                                    -----------   ----------   ----------   -----------

Profit attributable to shareholders                     19,987        7,872       45,552        30,277
                                                    ===========   ==========   ==========   ===========

Dividend - interim                                                                     -             -
                                                                               ==========   ===========

Earnings per share                            (4)
 - Basic                                                                       0.847cent     0.568cent
                                                                               ==========   ===========

 - Diluted                                                                           N/A     0.565cent
                                                                               ==========   ===========

Notes:

(1)  Principal accounting policies
     The unaudited consolidated income statements have been prepared in accordance with the principal accounting policies set out in the Company's annual accounts for the year ended 31st March, 2002.

(2)  Turnover
     Analysis of the Group's turnover by geographical location is as follows:


                                                        Nine months ended
                                                         31st December,
                                                         2002             2001
                                                     Turnover         Turnover
                                                      HK$'000          HK$'000
      By geographical location

      Hong Kong/Mainland China                      1,046,649          658,560
      Southeast Asia                                  121,791          125,925
      The United States of America                     61,504           78,466
      Europe                                           56,206           58,068
      Others                                            4,356           47,456
                                                   -----------      -----------
                                                    1,290,506          968,475
                                                   ===========      ===========

      Turnover by geographical location is determined on the basis of the destination of shipment of merchandise.

(3)      Taxation
      Taxation in the consolidated income statements consisted of:

                                                    Nine months ended
                                                      31st December,
                                                   2002             2001
                                                HK$'000          HK$'000

      Hong Kong profits tax                       4,560            3,372


      The Company is exempted from taxation in Bermuda until 2016. Hong Kong profits tax has been provided at the rate of 16% (2001: 16%) on the estimated assessable profit arising in or derived from Hong Kong. No Mainland China tax has been provided as the Group had no taxable profit subject to such tax during the period.

      There was no significant unprovided deferred taxation as at 31st December, 2002.

(4)   Earnings per share
      The calculation of basic earnings per share is based on the consolidated profit attributable to shareholders of approximately HK$45,552,000 (2001:
      HK$30,277,000) and on the weighted average number of approximately 5,380,016,727 shares (2001: 5,332,000,000 shares) in issue during the period.

      Diluted earnings per share for the nine months ended 31st December, 2002 is not presented as there is no dilutive potential shares in existence during the period. The calculation of diluted earnings per share for the nine months ended 31st December, 2001 is based on the consolidated profit attributable to shareholders of approximately HK$30,277,000 and on the weighted average number of approximately 5,362,577,396 shares in issue, after adjusting for the effects of all dilutive potential shares.

Results
Turnover for the nine months ended 31st December, 2002 amounted to HK$1,290,506,000, representing an increase of 33.3% over the corresponding period in 2001. The increase in turnover was mainly due to the contribution from the 3D-GOLD Tourism Exhibition Hall and the growth of business in Mainland China and Hong Kong.

Profit margin increased to 19.7% in the current period from 14.7% in the prior fiscal year period, largely contributed from increase of sales in retail business which is of higher profit margin.

Selling, distribution and marketing expenses increased from HK$22,438,000 in 2001 to HK$97,669,000 in the 2002 period as a result of the expansion of retail business and the increase in promotion costs for the "3D-GOLD" and "La Milky Way" products and brands for the period.

Profit attributable to shareholders was HK$45,552,000 (2001: HK$30,277,000), attaining a growth of 50.5%.

Interim Dividend
The Directors do not recommend the payment of an interim dividend in respect of the nine months ended 31st December, 2002 (2001: Nil).

Purchase, sale and redemption of the Company's listed securities
In July 2002, the Company repurchased 1,560,000 of its own ordinary shares on The Stock Exchange of Hong Kong Limited at a cash consideration of HK$178,380. The lowest and highest prices paid for the above repurchases were respectively HK$0.113 and HK$0.116 per share. The repurchased shares were cancelled and an amount of HK$15,600, equivalent to the nominal value of these shares, was transferred from contributed surplus to capital redemption reserve.

Save as disclosed above, neither the Company nor any of its subsidiaries purchased, sold or redeemed any of the Company's listed securities during the nine months ended 31st December, 2002.

This announcement is made pursuant to paragraph 2 of the Listing Agreement.



                                                         By Order of the Board
                                                            Lam Sai Wing
                                                              Chairman

Hong Kong, 19th February, 2003